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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2010

Commission file number 1-8787

American International Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-2592361 (I.R.S. Employer Identification No.)

180 Maiden Lane, New York, New York 10038
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 770-7000

Former name, former address and former fiscal year, if changed since last report:
 70 Pine Street, New York, NY 10270

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01.    Financial Statements and Exhibits.

(b)
Pro Forma Financial Information

        In connection with its plans to re-access the capital markets, American International Group, Inc. (AIG) has prepared unaudited pro forma condensed consolidated financial statements that give effect to the initial public offering of AIA Group Limited (AIA), the sale of American Life Insurance Company (ALICO), the pending offer by AIG to exchange its Equity Units for AIG common stock, par value $2.50 per share (AIG Common Stock), and cash, and certain transactions (the Recapitalization) contemplated by the Agreement in Principle, dated September 30, 2010, with the Federal Reserve Bank of New York (FRBNY), the United States Department of the Treasury and the AIG Credit Facility Trust. Each of these transactions is described in Note 1 to the Consolidated Financial Statements included in AIG's Form 10-Q for the quarterly period ended September 30, 2010.

        These unaudited pro forma condensed consolidated financial statements are attached as Exhibit 99.1.

(d)
Exhibits.

Exhibit Number
99.1	Unaudited Pro Forma Condensed Consolidated Balance Sheet at September 30, 2010 as if the initial public offering of AIA, the sale of ALICO, the Equity Unit exchange offer and the Recapitalization had been completed at September 30, 2010; and unaudited Pro Forma Condensed Consolidated Statements of Income (Loss) for the nine months ended September 30, 2010 and for the year ended December 31, 2009 as if the initial public offering of AIA, the sale of ALICO, the Equity Unit exchange offer and the Recapitalization had been completed on January 1, 2009.

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 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)
/s/ KATHLEEN E. SHANNON
Kathleen E. Shannon Senior Vice President and Deputy General Counsel

Dated: November 15, 2010

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  Item 9.01. Financial Statements and Exhibits.
SIGNATURE